UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 To Current Report

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 19, 2004

DIGITAL RIVER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24643	41-1901640
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

9625 WEST 76TH STREET, SUITE 150 EDEN PRAIRIE, MINNESOTA 55344
(Address of principal executive offices) (Zip Code)

(952) 253-1234
(Registrant’s telephone number, including area code)

Item 2. Acquisitions or Disposition of Assets

On April 19, 2004, Digital River, Inc., a Delaware corporation (“Digital River”), acquired, through a wholly owned subsidiary, element 5 Informationstechnologien und —dienstleistungen Aktiengesellschaft, a company organized under the laws of Germany (“element 5”), for $120 million in cash pursuant to a Stock Purchase Agreement with the stockholders of element 5 (the “Purchase Agreement”).  Of the purchase price $13.5 million was placed in escrow as security for the indemnification obligations of the sellers pursuant to the Purchase Agreement.  As a result of the acquisition, element 5 became a wholly owned subsidiary of Digital River.  Its operations will remain in Cologne, Germany.  Under the terms of the Purchase Agreement, Digital River may be required to pay up to an additional $2.5 million in cash based on element 5’s operating performance over the first 24 months subsequent to the acquisition.

In connection with the acquisition of element 5, Digital River established a $45 million secured revolving credit facility with Harris Trust and Savings Bank.  Digital River may terminate the facility at any time prior to the scheduled maturity date of July 15, 2005 without penalty.  Digital River may borrow at various rates, including prime or LIBOR plus 2.5%.  The facility includes various covenants, including limits on Digital River’s ability to incur debt and grant liens on its assets, and financial covenants regarding EBITDA, leverage ratios and capital expenditures.  Amounts outstanding under the facility in excess of $30 million must be cash collateralized.  The facility is also secured by a pledge of certain investment accounts, receivables and other assets.  As of the date hereof, the principal amount of outstanding loans under the facility is approximately $5 million.

RISKS RELATED TO THE ACQUISITION OF ELEMENT 5

If we do not successfully integrate element 5, our business will be adversely affected.

Our acquisition of element 5 on April 19, 2004 is very recent. We therefore have no operating history with element 5 and limited experience in managing its business. Integrating element 5 will be a complex and time-consuming process. Currently, Digital River and element 5 operate independently, each with its own business, corporate culture, locations, employees and systems. Eventually, we intend to operate as a combined organization utilizing common technology, information and communication systems, operating procedures, financial controls, and human resource practices. There may be substantial difficulties, costs and delays involved in any integration of element 5 into Digital River.  These may include:

•	distracting management from day-to-day operations;
•	potential incompatibility of corporate cultures;
•	potential difficulties in transitioning customers to new platforms;
•	an inability to achieve synergies as planned;
•	costs and delays in implementing common systems and procedures; and
•	increased difficulties in managing our business due to the addition of two locations in the U.S. and one international location.

Many of these risks are accentuated because element 5’s operations, employees and customers are largely located outside of the U.S.  Any one or all of these factors may increase operating costs or lower anticipated financial performance. Many of these factors are also outside of our control. Achieving anticipated synergies and the potential benefits underlying our reasons for the acquisition will depend on successful integration of the two businesses. The failure to integrate element 5 successfully would have a material adverse effect on our business, financial condition and results of operations.

We may be unable to retain element 5’s customers.

There can be no assurance that we will be able to retain element 5’s customers following the acquisition.  A failure to retain element 5’s customers could have a material adverse effect on our financial condition and profitability.

As a result of the acquisition of element 5, we will be exposed to greater risk from currency fluctuations.

Approximately one half of element 5’s revenue is in euros and currencies other than U.S. dollars. As a result, a greater proportion of our revenues and earnings will now be subject to currency fluctuations. We do not have, and we do not have plans to implement, a currency hedging program to mitigate the effect of fluctuations of currency prices on our financial results.

As a result, our future operating results may be subject to fluctuations due to volatility in foreign currency exchange markets.

We have not yet allocated the purchase price for the element 5 acquisition.

The allocation of the purchase price of element 5 to amortizable costs and goodwill has not yet been finalized. The allocation will be finalized at a later date following analysis of the fair value of element 5’s assets. The result of the allocation of the purchase price between amortizable costs and goodwill could have an impact on our future operating results.

Forward-looking statements.

In addition to the historical information contained in this report, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans” and similar expressions. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The risk factors described in this report and the sections entitled “Risk Factors, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q contain discussions of some of the factors that could contribute to those differences.

Item  7.   Financial Statements and Exhibit.

(a)          Financial Statements

The following documents appear as Exhibit 99.5 to this Current Report on Form 8-K/A and are incorporated herein by reference:

(1)          Consolidated Financial Statements of element 5 as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 and Independent Auditors’ Report;

(2)          Unaudited Condensed Consolidated Balance Sheet of element 5 as of March 31, 2004;

(3)          Unaudited Condensed Consolidated Statements of Operations of element 5 for the three-month periods ended March 31, 2004 and 2003;

(4)          Unaudited Condensed Consolidated Statements of Cash Flows of element 5 for the three-month periods ended March 31, 2004 and 2003;

(5)          Notes to the Unaudited Condensed Consolidated Financial Statements.

(b)         Pro Forma Financial Information

The following documents appear as Exhibit 99.6 to this Current Report on Form 8-K/A and are incorporated herein by reference:

(1)          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004;

(2)          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003;

(3)          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three-months ended March 31, 2004;

(4)          Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

(c)          Exhibits

Exhibit No.	Description
2.1*

Stock Purchase Agreement, dated as of April 17, 2004 by and among Digital River, Inc., Blitz F03-1424 GmbH, a company organized under the laws of Germany and a wholly owned subsidiary of Digital River, and the selling stockholders of element 5

23.1	Consent of Ernst & Young AG Wirtschaftspruefungsgesellschaft
99.1*	Line of Credit Agreement, dated April 16, 2004, between Digital River and Harris Trust and Savings Bank
99.2*	Security Agreement Re: Receivables, dated April 16, 2004, between Digital River and Harris Trust and Savings Bank
99.3*	First Amendment to Line of Credit Agreement and Promissory Note, dated April 30, 2004, between Digital River and Harris Trust and Savings Bank
99.4*	First Amendment to Security Agreement Re: Receivables, dated April 30, 2004, between Digital River and Harris Trust and Savings Bank
99.5	Financial Statements of element 5
99.6	Unaudited Pro Forma Condensed Consolidated Financial Information

*Previously filed on Digital River’s Current Report on Form 8-K, filed May 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC. Registrant

By:	/s/ Carter D. Hicks
Name: Carter D. Hicks
Title: Chief Financial Officer

Date:  May 24, 2004